Exhibit 99.1

MACK - CALI REALTY CORPORATION

NEWS RELEASE

For Immediate Release

Contacts:	Barry Lefkowitz	Virginia Sobol
	Executive Vice President	Vice President, Marketing and
	and Chief Financial Officer	Public Relations
	(908) 272-8000	(908) 272-8000

Maria Englund
Associate Vice President
Rubenstein Associates
(212) 843-8270

MACK-CALI ANNOUNCES STRATEGIC REAL ESTATE TRANSACTION
WITH LEADING TENANT
—Deal Covers 13 Buildings and Includes Acquisitions, Leases and
the Assumption of Lease Obligations—

Cranford, New Jersey—June 2, 2004—Mack-Cali Realty Corporation (NYSE: CLI) today announced a strategic real estate transaction with a leading Fortune 500 company and Mack-Cali tenant involving 13 office buildings and 2.5 million square feet of space. The transaction includes Mack-Cali’s acquisition of five New Jersey office buildings and the seller’s leaseback of a portion of these buildings, a lease extension at one of Mack-Cali’s New Jersey office buildings, and Mack-Cali’s assumption of a portion of lease obligations at seven office buildings in New Jersey and Staten Island.

Under the agreement, Mack-Cali will:

•        Acquire 30 Knightsbridge Road in Piscataway, New Jersey, a four-building, 670,318 square-foot class A office complex occupied by the seller. The seller will lease back two buildings totaling 275,000 square feet for 10 years and seven months, and lease back the balance of the complex on a short term basis.

•        Re-purchase Kemble Plaza II in Morris Township, New Jersey, a 475,100 square-foot class A office building Mack-Cali sold to the company in 2000. The seller will lease back the entire property for one year.

•        Sign a lease extension with the company at Mack-Cali’s Kemble Plaza I in Morris Township, New Jersey, extending the lease for the entire 387,000 square-foot building through August, 2014.

•        Assume a portion of the company’s lease obligations totaling approximately 927,300 square feet, with expirations ranging from May, 2006 to May, 2009, at five office buildings in New Jersey: 30A, 30B and 15 Vreeland Road, each in Florham Park; 290 Davidson Avenue in Somerset; and 437 Ridge Road in Dayton; and two in Staten Island, Teleport I and II. Portions of the space included in the lease obligations have been sublet by the company and other firms.

•        Pay $12.9 million to the company.

Mitchell E. Hersh, president and chief executive officer of Mack-Cali, commented, “We have worked with this tenant and its various subsidiaries for over 25 years in meeting its real estate needs and are excited about this transaction, which addresses the tenant’s strategic financial objectives.” Hersh continued, “For Mack-Cali, this direct, relationship-driven transaction allows us to acquire outstanding office properties at favorable pricing levels. It’s an excellent demonstration of the value we are able to create by building long term relationships with Corporate America.”

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio.  Mack-Cali owns or has interests in 270 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 30 million square feet.  The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s Web site at www.mack-cali.com.

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws, including Section 21E of the Securities Exchange Act of 1934. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements relate to, without limitation, the Company’s future economic performance, plans and objectives for future operations and projections of revenue and other financial items.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved.  Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements.  Among the risks, trends and uncertainties are changes in the general economic conditions, including those affecting industries in which the Company’s principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; the extent of any tenant bankruptcies; the Company’s ability to lease or re-lease space at current or anticipated rents; changes in the supply of and demand for office, office/flex and industrial/warehouse properties; changes in interest rate levels; changes in operating costs; the Company’s ability to obtain adequate insurance, including coverage for terrorist acts; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.  For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the

Securities and Exchange Commission including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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